                                                                EXHIBIT 23.2


                  Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the: (1) Registration Statement on Form S-8 (No. 33-36847) relating to the Foundation Health Corporation Profit Sharing and 401(k) Plan, (2) Registration Statement on Form S-8 (No. 33-36850) relating to the Foundation Health Corporation 1990 Stock Option Plan, (3) Registration Statement on Form S-8 (No. 33-36849) relating to the Foundation Health Corporation Employee Stock Purchase Plan, (4) Registration Statement on Form S-8 (No. 33-44783) relating to the Non-Qualified Stock Option Plan of Foundation Health Corporation, (5) Registration Statement on Form S-8 (No. 33-48561) relating to the 1992 Nonstatutory Stock Option Plan of Foundation Health Corporation and the Foundation Health Corporation Incentive Common Stock Option Agreement, (6) Registration Statement on Form S-8 (No. 33-53468) relating the Century MediCorp 1983 Incentive Stock Option Plan and Century MediCorp 1985, 1988, 1989 and 1991 nonstatutory stock option plans, (7) Registration Statement on Form S-8 (No. 33-67062) relating to the 1989 Stock Plan of Business Insurance Corporation, (8) Registration Statement on Form S-3 (No. 33-80512) relating to the 1993 Nonstatutory Stock Option Plan of Foundation Health Corporation, (9) Registration Statement on Form S-8 (No. 33-86568) relating to the Intergroup Healthcare Corporation Stock Option and Incentive Plan and Stock Option Agreement, and (10) Registration Statement on Form S-8 (No. 33-86566) relating to the Foundation Health Corporation 1990 Stock Option Plan (as amended and restated), of our report dated February 16, 1994, except Note 17 as to which the date is March 18, 1994, with respect to the consolidated financial statements of Intergroup Healthcare Corporation for the year ended December 31, 1993, appearing in this Amended Annual Report on Form 10-K/A of Foundation Health Corporation for the year ended June 30, 1996.

ERNST & YOUNG LLP

Tucson, Arizona
January 10, 1997


                                      54